KINDRED BIOSCIENCES, INC.
3,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
July 12, 2017
Ladenburg Thalmann & Co. Inc.
As Representative of the several
Underwriters named in Schedule I hereto
277 Park Avenue, 26th Floor
New York, New York 10172

Ladies and Gentlemen:
Kindred Biosciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representative (the “Representative”), (i) 3,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) the grant by the Company to the Underwriters of the option described in Section 1 hereto to purchase, severally and not jointly, all or any part of 450,000 shares of Common Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”) . The respective amounts of the Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.
The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 (No. 333-201553), including a related base prospectus dated January 16, 2015 (the “Base Prospectus”) relating to common stock, preferred stock, warrants and units of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof and all documents deemed to have been incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you.
The term "Registration Statement" as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise), as amended from time to time and on the date it became effective (each such date being referred to herein as an “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A and Rule 430B of the Rules, as well as any successor registration statement filed by the Company for the sale of its Common Stock, including the Shares.

If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Preliminary Prospectus" means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares. The term "Prospectus" as used in this Agreement means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, and including, without limitation, the final prospectus supplement, filed pursuant to and within the limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement through the date of such Prospectus Supplement. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.
The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the date of this Agreement as the Underwriters deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).
1.Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
(a)    The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.05 per share (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.
(b)    In addition, the Company grants to the Underwriters an option to purchase up to 450,000 additional Option Shares. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Shares in the offering. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares at the Purchase Price (subject to such adjustments to eliminate f ractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Closing Date as the number of shares of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Shares.
(c)    Payment of the aggregate Purchase Price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment is called the “Initial Closing Date”).
(d)    The option for the Option Shares granted in Section 1 will expire thirty (30) days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 1 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised and the date and time, as determined by the Representative, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date nor earlier than the second (2nd) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised. Each date and time the shares of Option Shares are delivered is sometimes referred to as an “Option Shares Closing Date”, and the Initial Closing Date and any Option Share Closing Date are sometimes each referred to as a “Closing Date”.
(e)    Payment for the Firm Shares and Option Shares, if any, shall be made to the Company by wire transfer of immediately available funds against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Firm Shares and Option Shares, if any, to be purchased by them.
(f)    The Firm Shares and Option Shares, if any, shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the applicable Closing Date and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters. The Company will cause the certificates representing the Firm Shares and Option Shares, if any, to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the applicable Closing Date. The Company will cause the certificates representing the Shares, if any, to be made available for checking and packaging at such place as is designated by the Representative, on the full business day before the Initial Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2.    Representations and Warranties of the Company.
(a)    The Company represents and warrants to each Underwriter, as of the date hereof, as follows:
(i)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules, conformed in all material respects to the requirements of the Securities Act and the Rules, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, information relating to any Underwriter furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the statements made in the 4th paragraph and paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).
(ii)    Registration Statement. The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 under the Rules. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.
(iii)    Compliance with Securities Act Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed Effective Time), and at all other subsequent times until the last Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to any Underwriters furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriter Information.
(iv)    Contents of Prospectus. The Prospectus, as amended or supplemented, as of its date, and the time of first use within the meaning of the Rules, at all subsequent times until the last Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to any Underwriters furnished in writing to the Company by the Representative, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriter Information.
(v)    Incorporated Documents. Each of the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(vi)    Not an Ineligible Issuer. (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (2) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiaries of the Company listed in Schedule V hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.
(vii)    General Disclosure Package. As of the Applicable Time (as defined below), none of (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below) when considered together with the General Disclosure Package, nor (C) any individual Written Testing-the-Waters Communication (as defined herein) when considered together with the General Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, which information the parties hereto agree is limited to the Underwriter Information. As used in this paragraph and elsewhere in this Agreement:
(1)    “Applicable Time” means 8:15 a.m. (New York City time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.
(2)    “Statutory Prospectus” means the Preliminary Prospectus, if any, and the base prospectus relating to the Shares included as part of the Registration Statement, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.
(3)    “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares, including any electronic road show, that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
(4)    “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.
(5)    “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.
(viii)    Conflict with the Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the last Closing Date or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iv), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, any Statutory Prospectus or the Prospectus.

(ix)    Free Writing Prospectuses. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the last Closing Date, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.
(x)    Distributed Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials, if any, permitted under the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(e) of this Agreement.
(xi)    Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except (A) for such adjustments to accounting standards and practices as are noted therein and (B) in the case of unaudited interim financial statements, to the extent that they may not include footnotes or may be condensed or summary statements and are subject to normal year-end adjustments); and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus.
(xii)    Independent Accountants. To the Company’s knowledge, KMJ Corbin & Company (the “Auditor”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of, or incorporated by reference in, the Registration Statement and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
(xiii)    Organization. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect upon the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).
(xiv)    Absence of Material Changes. Except as contemplated in the General Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change permitted pursuant to this Agreement, including without limitation a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries other than the issuance of options to employees in the ordinary course of business or as would not result in a Material Adverse Effect.
(xv)    Legal Proceedings. Except as set forth in the General Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, that, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Effect.
(xvi)    Contracts. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the General Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules that have not been so described or filed.
(xvii)    Due Authorization and Enforceability. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
(xviii)    No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, (b) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (c) the Company’s charter or by-laws, or (d) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, other than, with respect to clauses (a), (b) and (d) above, any conflict, breach, default or violation that would not have a Material Adverse Effect.
(xix)    No Consents Required. Except for the registration of the Shares under the Securities Act, including as may be required with respect to the listing of the Shares on the Nasdaq Capital Market or as may be required under state securities or blue sky laws in connection with the offering or that would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing with, any court or governmental administrative or regulatory agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated thereby, including the issuance and sale of the Shares.
(xx)    Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders. The Company has an authorized and, as of the dates therein, outstanding capitalization as set forth in the Registration Statement, in the General Disclosure Package and in the Prospectus. The capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the General Disclosure Package and in the Prospectus. All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the General Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The exercise price of each option to acquire Common Stock is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company stock option. All grants of Company stock options were validly issued and properly approved by the Company’s Compensation Committee, the Company’s Board of Directors or the Company’s Chief Executive Officer pursuant to Section 157(c) of the Delaware General Corporation Law in material compliance with all applicable laws and the terms of the plans under which such Company stock options were issued and were recorded on the Company’s financial statements in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant.

(xxi)    The Shares. The Shares, when delivered by the Company pursuant to this Agreement, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.
(xxii)    Preemptive Rights. There are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Stock or other securities of the Company pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.
(xxiii)    Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.
(xxiv)    Lock-Up Agreements. Prior to the Initial Closing Date, the Company shall have received copies of the executed Lock-Up Agreements, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) executed by each entity or person listed on Schedule IV hereto, and such Lock-Up Agreements shall be in full force and effect on the Initial Closing Date.
(xxv)    Permits. The Company and each of its Subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where non-compliance or failure to be valid and in full force and effect would not have a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where non-compliance would not have a Material Adverse Effect.
(xxvi)    Good Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Registration Statement, in the General Disclosure Package and in the Prospectus as being owned by them other than Intellectual Property, which is covered by Section 2(a)(xxvii) hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the General Disclosure Package, except as would not have a Material Adverse Effect. Any real property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries.

(xxvii)    Intellectual Property. The Company and each of its Subsidiaries owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted or proposed to be conducted as set forth in the Registration Statement, in the General Disclosure Package and in the Prospectus. (i) Neither the Company nor any of its Subsidiaries have received any written notice of any claim of infringement or conflict that asserted Intellectual Property Rights of others, (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; and (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or on any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except, in each case, for such violations as would not have a Material Adverse Effect.
(xxviii)    No Violation. Neither the Company nor any of its Subsidiaries is (a) in violation of its respective charter or by-laws or (b) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, other than, in the case of clause (b) above, any such breach, default or event that would not have a Material Adverse Effect.
(xxix)     Taxes. The Company and each of its Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Subsidiaries.
(xxx)    Trading Market; Exchange Act Registration. Except as disclosed in the Registration Statement, in the General Disclosure Package, and in the Prospectus, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Nasdaq Capital Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the

Nasdaq Capital Market nor has the Company received any notification that the Commission, the Nasdaq Capital Market or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing. Except as disclosed in the Registration Statement, in the General Disclosure Package, and in Prospectus, the Company is in compliance with the applicable requirements of the Nasdaq Capital Market for maintenance of inclusion of the Common Stock thereon. The Shares have been duly authorized for quotation on the Nasdaq Capital Market.
(xxxi)    Subsidiaries. Other than the Subsidiaries, and except as otherwise disclosed in the Registration Statement, in the General Disclosure Package and in the Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.
(xxxii)    Accounting Controls. The Company maintains a system of internal accounting controls that have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, since the most recent assessment by management of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xxxiii)    Broker’s Fee. Other than as contemplated by this Agreement or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(xxxiv)    Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries. All policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company's or its Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxxv)    Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and application of the net proceeds from the offering as set forth in the General Disclosure Package, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
(xxxvi)     Use of Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, including General Instruction I.B.1, have been satisfied.
(xxxvii)    Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, and the corporate governance requirements under all applicable Nasdaq regulations.
(xxxviii)    Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the General Disclosure Package and in the Prospectus. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
(xxxix)    No Price Stabilization. Neither the Company nor any Subsidiary nor any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law.
(xl)    No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xli)    Defined Benefit Plans. Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and that has not adequately been corrected except as would not have a Material Adverse Effect. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.
(xlii)    Compliance with Environmental Laws. The Company and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this Section 2(a)(xlii) as would not, individually or in the aggregate, have a Material Adverse Effect.
(xliii)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Registration Statement, in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.
(xliv)    Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv)    Minute Books. The minute books of the Company and any of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Representative or counsel for the Underwriters. Each of such Corporate Records is substantially complete and accurately reflects, in all material respects, all actions at such meetings. All material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries requiring approval of the Board of Directors of the Company or the stockholders of the Company have been so approved and recorded in the Corporate Records of the Company and the Subsidiaries.
(xlvi)    Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments.
(xlvii)    Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
(xlviii)    Money Laundering Laws. The operations of the Company and its Subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.
(xlix)    Audit Committee. The Company’s Board of Directors has validly appointed an audit committee, the composition of which satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 5605(c)(2) of the Nasdaq Marketplace Rules) and the Board of Directors

and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 5605(c)(1) of the Nasdaq Marketplace Rules).
(l)    OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(li)    Shareholder Approval. No approval of the shareholders of the Company under the rules and regulations of any trading market (including Rule 5635 of the Nasdaq Marketplace Rules) is required for the Company to issue and deliver the Shares to the Underwriters.
(lii)    Initial Effectiveness. The Registration Statement initially became effective within three years of the date hereof. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the registration statement relating to the Shares shall include such new shelf registration statement.
(liii)    Animal Testing. The animal studies and other preclinical tests conducted by the Company or in which the Company has participated or that are described in the Registration Statement, the Statutory Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Statutory Prospectus or the Prospectus, and such studies and tests conducted on behalf of the Company or that the Company intends to rely on were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of new animal drugs or diagnostics, including VICH Good Clinical Practices and Good Laboratory Practices, as applied to comparable products to those being developed by the Company; the descriptions of the results of such studies, trials and tests contained in the Registration Statement, the Statutory Prospectus and the Prospectus are accurate and complete in all material respects, and except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has no knowledge of any other trials, studies or tests, the results of which the Company believes reasonably calls into question the clinical trials or results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any domestic or foreign governmental agency requiring the termination, suspension or material modification (other than material modifications disclosed to you) of any animal studies, clinical trials or preclinical tests conducted by or on behalf of the Company or in which the Company has participated that are described in the Registration Statement, the Statutory Prospectus or the Prospectus or the results of which are referred to in the Registration Statement, the Statutory Prospectus or the Prospectus.
(liv)    FINRA. None of the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, are affiliated or associated with a broker-dealer that is a member of FINRA, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.
(lv)    Emerging Growth Company. Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on July 11, 2017 (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(lvi)    Testing-the-Waters. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined herein). "Written Testing-the-Waters Communication" means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.
(b)    Any certificate signed by any officer of the Company and delivered hereunder to the Representative or to counsel for the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
3.    Conditions of the Underwriters’ Obligations. The obligation of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:
(a)    Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.
(b)    No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. If the Company has elected to rely upon Rule 430B, Rule 430B information previously omitted from the effective Registration Statement pursuant to Rule 430B shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430B.
(c)     The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.
(d)    The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein required to be performed or satisfied by the Company; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.
(e)    The Representative shall have received (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representative and dated as of the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
(f)    The Representative shall have received on each Closing Date from TroyGould PC, counsel for the Company, an opinion letter and a negative assurance letter, addressed to the Representative and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.
(g)     Kirton McConkie shall have furnished to the Underwriters such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Representative and dated as of the Closing date, as applicable, in form and substance reasonably satisfactory to the Representative.
(h)    The Representative shall have received on each Closing Date from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, a negative assurance statement, addressed to the Representative and dated such Closing Date.
(i)     All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.
(j)    The Representative shall have received copies of the Lock-Up Agreements executed by each person listed on Schedule IV hereto.
(k)    The Shares shall have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance.
(l)    The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, (i) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, there shall not have been any material change in the capital stock of the Company (other than as a result or the exercise of outstanding stock options) or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or would reasonably be expected to have a Material Adverse Effect, (iv) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its Subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Shares as contemplated hereby.
(m)    On each Closing Date, the Company shall have furnished to the Representative a Secretary’s Certificate attaching true and complete copies of the resolutions adopted by the Board of Directors of the Company or the Pricing Committee of the Board of Directors of the Company relating to the issuance, offering and sale of the Shares, certifying the Certificate of Incorporation of the Company and the By-Laws of the Company, and certifying the due appointment of any of the Company’s officers to execute this Agreement and other documents or certificates to be delivered to the Representative.
(n)    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the offering of the Shares.
(o)    The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents customarily furnished in similar offering transactions as the Representative shall have reasonably requested.
4.    Covenants and other Agreements of the Company and the Underwriters.
(a)    The Company covenants and agrees as follows:
(i)    The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.
(ii)    The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use its best efforts to obtain as soon as possible the withdrawal of any stop order. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).
(iii)    If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
(iv)     If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or includes an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)    The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12‑month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12‑month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12‑month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.
(vi)    The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or any dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval System, except to the extent permitted by Regulation S-T.
(vii)    The Company shall cooperate with the Representative and counsel for the Underwriters in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
(viii)    The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
(ix)    Without the prior written consent of the Representative, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (1) the issuance of the Shares pursuant to the Registration Statement, (2) the issuance by the Company of shares of Common Stock and options to purchase shares of Common Stock pursuant to the Company’s existing equity incentive plans and employee stock purchase plan described in the Registration Statement and the Prospectus, and (3) the Company’s entry into an agreement providing for the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, and the offer and issuance of shares of Common Stock pursuant to such agreement, in connection with a strategic partnership, joint venture, collaboration or acquisition or license of any business products, technology or entity. Additionally, in the event that during this period, any shares are issued in connection with a strategic partnership, joint venture, collaboration or acquisition or license of any business products, technology or entity, (A) the aggregate number of shares of Common Stock that the Company may issue or agree to issue shall not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement, (B) all recipients of any such securities shall enter into “lock-up” agreements substantially in the form of Exhibit A hereto, and (C) the Company shall provide the Representative reasonable advance notice of the Company’s entry into any such agreement.  The Company covenants that it shall enforce such rights and impose stop-transfer restrictions on any sale or other transfer or disposition of shares described in this Section 4(a)(ix), except with respect to sales or transfers that are permitted by the terms of such lock-up agreements, until the end of the applicable period.
(x)    On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq Capital Market (including any required registration under the Exchange Act).
(xi)    Prior to the last Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.
(xii)    The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.
(xiii)    The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the 90 day restricted period referred to in Section 4(a)(ix) hereof.
(xiv)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(b)    The Company agrees to pay or reimburse if paid by the Representative the following costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (i) costs and expenses relating to the preparation, printing, reproduction, filing and distribution of the Registration Statement, including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) costs and expenses relating to the preparation and delivery of certificates for the Shares to the Underwriters; (iii) fees relating to the registration or qualification of the Shares for offer and sale under the Securities Act or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii); (iv) costs and expenses relating to the furnishing (including costs of shipping and mailing) to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering; (vi) fees relating to the inclusion of the Shares for listing on the Nasdaq Capital Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters, and (viii) reimbursement of reasonable fees and expenses of Underwriters’ counsel related to the public offering of the Shares and the performance of the obligations of the Underwriters under this Agreement, in an amount not in excess of $25,000 in the aggregate. Except as described in this Paragraph (b) and in Sections 5, 6 and 7(b), the Underwriters shall be responsible for the payment of all of their costs and expenses, including, without limitation, the fees and expenses of their counsel and stock transfer taxes payable on the resale of any Shares by the Underwriters, incurred in connection with this Agreement.
(c)    The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.
(d)    If requested by the Representative, the Company will prepare a final term sheet relating to the Shares, containing only information that describes the final terms of the Shares and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Shares. Any such final term sheet shall be an Issuer Free Writing Prospectus for purposes of this Agreement.
(e)    The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act.
5.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, any Written Testing-the-Waters Communications, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from or based upon any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or in any Marketing Materials or any amendment or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky Application, in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have; provided, however, that the total liability of each Underwriter (including the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) pursuant to this Section 5(b)) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder.
(c)    Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel of the indemnified party shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.
6.    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then the indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.
7.    Termination.
(a)    This Agreement may be terminated with respect to the Firm Shares to be purchased on the Initial Closing Date by the Representative by notifying the Company at any time at or before the Initial Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or, in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Common Stock or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the NYSE Amex or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority;

or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.
(b)    If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriters, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder, subject to the limitations set forth in Section 4(b) and (z) no Underwriter who fails or refuses to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.
8.    Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares that remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus), and the Company agrees to file promptly any amendments to the Registration Statement, the General Disclosure Package or the Prospectus that in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares that remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at any Closing Date, then this Agreement shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company to the non-defaulting Underwriter, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
9.    Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.
This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.
All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or e-mail if subsequently confirmed in writing, (a) if to the Underwriters, c/o Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172 Attention: David Strupp, email: dstrupp@ladenburg.com, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017, Attention: Ivan K. Blumenthal, Esq., email: ikblumenthal@mintz.com, and (b) if to the Company, to Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, CA 94010, Attention: Richard Chin, M.D., email: richard.chin@kindredbio.com, with a copy to TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, CA 90067, Attention: Marc L. Brown, Esq., email: mbrown@troygould.com.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
This Agreement may be signed in two counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, KINDRED BIOSCIENCES, INC. By: /s/ Richard Chin Richard Chin Chief Executive Officer and Director

Confirmed:
LADENBURG THALMANN & CO. INC.
Acting on behalf of itself and as Representative of the several Underwriters named in Schedule I annexed hereto.

By: /s/ David J. Strupp, Jr.
Name: David J. Strupp, Jr.
Title: Managing Director

SCHEDULE I
Underwriters

Name	Number of Firm Shares to Be Purchased	Number of Shares to Be Purchased

Ladenburg Thalmann & Co. Inc.	1,860,000	279,000
Aegis Capital Corp.	1,140,000	171,000

SCHEDULE II
Pricing Information

Purchase Price Per Share:	$7.05
Number of Firm Shares Offered:	3,000,000
Number of Option Shares Offered:	450,000
Underwriting Discount:	6.0%
Closing Date:	July 17, 2017

SCHEDULE III
Issuer Free Writing Prospectuses

None.

SCHEDULE IV
Entities and Persons Executing Lock-Up Agreements

Richard Chin
Denise Bevers
Stephen Sundlof
Ervin Veszpremi
Raymond Townsend
Herbert Montgomery

SCHEDULE V
Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation
KindredBio Equine, Inc.	Delaware